                                                                    EXHIBIT 99.2


                         NOTICE OF GUARANTEED DELIVERY
                                   To Tender
                 11.27% Series A Senior Secured Notes due 2008
                     (Including Those in Book-Entry Form)
                                      of
                             AIRTRAN AIRWAYS, INC.
                 PURSUANT TO THE EXCHANGE OFFER AND PROSPECTUS
                           DATED ____________, 2001

         As set forth in the Prospectus (as defined), this form or one substantially equivalent hereto must be used to accept the Exchange Offer (i) if certificates for unregistered 11.27% Series A Senior Secured Notes due 2008 (the "Old Notes") of AirTran Airways, Inc., a Delaware corporation (the "Company"), are not immediately available, (ii) time will not permit a holder's Old Notes or other required documents to reach Wilmington Trust Company (the "Exchange Agent") on or prior to the Expiration Date (as defined) or (iii) the procedure for book-entry transfer cannot be completed on a timely basis. This form may be delivered by facsimile transmission, registered or certified mail, by hand or by overnight delivery service to the Exchange Agent. See "The Exchange Offer - Procedures for Tendering" in the Prospectus.

--------------------------------------------------------------------------------
         THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK. CITY TIME, ON ______________, 2001 (THE "EXPIRATION DATE"), UNLESS THE EXCHANGE OFFER IS EXTENDED BY THE COMPANY.
--------------------------------------------------------------------------------

                 The Exchange Agent for the Exchange Offer is:
                           Wilmington Trust Company

      By Overnight Delivery or
   Registered or Certified Mail:                By Hand in New York:                   By Hand in Delaware:

       Wilmington Trust Company              Wilmington Trust Company                Wilmington Trust Company
         Rodney Square North                  c/o Computershare Trust                1100 Rodney Square North
       1100 Rodney Square North                 Company of New York                    Wilmington, DE 19890
         Wilmington, DE 19890                    Wall Street Plaza              Attn: Corporate Trust, 1/st/ Floor
        Attn: Corporate Trust              88 Pine Street, 19/th/ Floor
                                                New York, NY 10005

                                              Facsimile Transmission Number
                                            (For Eligible Institutions Only)
                                                     (302) 651-1079

                                              Confirm Receipt of Facsimile
                                                      by Telephone
                                                     (302) 651-8869


Originals of all documents sent by facsimile should be sent promptly by registered or certified mail, by hand or by overnight delivery service.

         DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OR TRANSMISSION OF THIS NOTICE OF GUARANTEED DELIVERY VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

         Ladies and Gentlemen:

         The undersigned hereby tenders to the Company, upon the terms and subject to the conditions set forth in the Prospectus dated _______________, 2001 (as the same may be amended or supplemented from time to time, the "Prospectus"), and the related Letter of Transmittal, receipt of which is hereby acknowledged, the aggregate principal amount of Old Notes set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption "Exchange Offer - Guaranteed Delivery Procedures."

Name(s) of Registered Holder(s):________________________________________________

Aggregate Principal Amount Tendered:____________________________________________

Certificate No.(s) (if available):______________________________________________

(Total Principal Amount Represented by Old Notes Certificate (s)):______________

If Old Notes will be tendered by book-entry transfer, provide the following information:

DTC Account Number:_____________________________________________________________

Date:_______________________________________

* Must be in denominations of $1,000 and any integral multiple thereof.

         All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and every obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, Successors and assigns of the undersigned.

                               PLEASE SIGN HERE

X____________________________________________________


X____________________________________________________


Signature(s) of Owner(s) or Authorized Signatory Date___________________________


Area Code and Telephone Number:________________________________________


         Must be signed by the holder(s) of the Old Notes as their name(s) appear(s) on certificates for Old Notes or on a security position listing, or by person(s) authorized to become registered holder(s) by endorsement and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below.

                     PLEASE PRINT NAME(S) AND ADDRESS(ES)

Name(s):_______________________________________________

_______________________________________________________

_______________________________________________________


Capacity:______________________________________________


Address(es):___________________________________________

_______________________________________________________

_______________________________________________________


               THE GUARANTEE ON THE NEXT PAGE MUST BE COMPLETED.

                                   GUARANTEE
                   (Not to be Used for Signature Guarantee)

         The undersigned, a member of or participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Signature Program or a firm or other identity identified in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, as an "eligible guarantor institution," including (as such terms are defined therein): (i) a bank; (ii) a broker, dealer, municipal securities broker, municipal securities dealer, government securities broker, government securities dealer; (iii) a credit union; (iv) a national securities exchange, registered securities association or learning agency; or (v) a savings association that is a participant in a Securities Transfer Association recognized program (each of the foregoing being referred to as an "Eligible Institution"), hereby guarantees to deliver to the Exchange Agent, at one of its addresses set forth above, the Old Notes to the Exchange Agent's account at The Depository Trust Company, pursuant to the procedures for book-entry transfer set forth in the Prospectus, within three New York Stock Exchange, Inc. trading days after the date of execution of this Notice of Guaranteed Delivery.

         The undersigned acknowledges that it must deliver the Old Notes tendered hereby to the Exchange Agent within the time period set forth above and that failure to do so could result in a financial loss to the undersigned.


Name of Firm:_________________________     Authorized Signature:________________


Address:______________________________     Title:_______________________________

______________________________________

______________________________________     Zip Code:____________________________


Area Code and Telephone No.:__________     Dated:_______________________________


Note: Do not send certificates for old notes with this form.

             Instructions to Registered Holder or DTC Participant
                             From Beneficial Owner
                                      for
                 11.27% Series A Senior Secured Notes due 2008
                                      of
                             AirTran Airways, Inc.

         The undersigned hereby acknowledges receipt of the Prospectus dated ______________, 2001 (the "Prospectus"), of AirTran Airways, Inc., a Delaware corporation (the "Company"), and the accompanying Letter of Transmittal (the "Letter of Transmittal") that together constitute the Company's offer (the "Exchange Offer"). Capitalized terms used but not defined herein have the meanings assigned to them in the Prospectus and the Letter of Transmittal.

         This will instruct you as to the action to be taken by you relating to the Exchange Offer with respect to the 11.27% Series A Senior Secured Notes due 2008 (the "Old Notes") held by you for the account of the undersigned.

         The principal amount of the Old Notes held by you for the account of the undersigned is (fill in amount):

         $                  principal amount of Old Notes.
          -----------------

         With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate box):

         [_] To TENDER the following principal amount of Old Notes held by you for the account of the undersigned (insert amount of Old Notes to be tendered, if any):

         $                  principal amount of Old Notes.
          -----------------

         [_] NOT to TENDER any Old Notes held by you for the account of the undersigned.

         If the undersigned instructs you to tender the Old Notes held by you for the account of the undersigned, it is understood that you are authorized:

         (a) to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations that (i) the New Notes or book-entry interests therein to be acquired by the undersigned (the "Beneficial Owner(s)") in connection with the Exchange Offer are being acquired by the undersigned in the ordinary course of business of the undersigned, (ii) the undersigned is not participating, does not intend to participate, and has no arrangement or understanding with any person to participate, in the distribution of the New Notes, (iii) the undersigned acknowledges and agrees that any person who is a broker-dealer registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or is participating in the Exchange Offer for the purpose of -distributing the New Notes must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction of the New Notes or interests therein acquired by such person and cannot rely on the position of the staff of the Commission set forth in certain no-action letters,
(iv) the undersigned understands that a secondary resale transaction described in clause (iii) above and any resales of New Notes or interests therein obtained by such holder in exchange for Old Notes or interests therein originally acquired by such holder directly from the Company should be covered by an effective registration statement containing the selling security holder information required by Item 507 or Item 508, as applicable, of Regulation S-K of the Commission and (v) the undersigned is not an "affiliate," as defined in Rule 405 under the Securities Act, of the Company. Upon a request by the Company, a holder or beneficial owner will deliver to the Company a legal opinion confirming its representation made in clause (v) above. If the undersigned is a broker-dealer (whether or not it is also an "affiliate") that will receive New Notes for its own account pursuant to the Exchange Offer, the undersigned represents that the Old Notes to be exchanged for the New Notes were acquired by it as a result of market-making activities or other trading activities, and acknowledges that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes; however, by so acknowledging and by delivering a prospectus, the undersigned does not and will not be deemed to admit that is an "underwriter" within the meaning of the Securities Act;



         (b) to agree, on behalf of the undersigned, as set forth in the Letter of Transmittal; and

         (c) to take such other action as necessary under the Prospectus or the Letter of Transmittal to effect the valid tender of such Old Notes.

                                   SIGN HERE

Name of Beneficial Owner(s):__________________________________________________


Signature(s):_________________________________________________________________


Name(s):______________________________________________________________________
                                (Please Print)

Address:______________________________________________________________________


Telephone Number:_____________________________________________________________


Taxpayer Identification or Social Security Number:____________________________


Date:_______________________________

                               LETTER TO CLIENTS

                        Regarding the Offer to Exchange
                       $166,400,000 Principal Amount of
                 11.27% Series A Senior Secured Notes due 2008
                                      of
                             AIRTRAN AIRWAYS, INC.

To Our Clients:

         We are enclosing herewith a Prospectus, dated _____________, 2001, of AirTran Airways, Inc. (the "Company") and a related Letter of Transmittal (which together constitute the "Exchange Offer") relating to the offer by the Company to exchange the Company's new 11.27% Series B Senior Secured Notes due 20008 (the "New Notes"), pursuant to an offering registered under the Securities Act of 1933, as amended (the "Securities Act"), for a like principal amount of the Company's issued and outstanding 11.27% Series A Senior Secured Notes due 2008 (the "'Old Notes") upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal.

         PLEASE NOTE THAT THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M.,
          NEW YORK CITY TIME, ON ________________, 2001, UNLESS EXTENDED.

         The Exchange Offer is not conditioned upon any minimum number of Old Notes being tendered.

         We are the Registered Holder or DTC participant through which you hold an interest in the Old Notes. A tender of such Old Notes can be made only by us pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender your beneficial owner-ship of Old Notes held by us for your account.

         Pursuant to the Letter of Transmittal, each holder of Old Notes must make certain representations and warranties that are set forth in the Letter of Transmittal and in the attached form that we have provided to you for your instructions regarding what action we should take in the Exchange Offer with respect to your interest in the Old Notes.

         We request instructions as to whether you wish to tender any or all of your Old Notes held by us for your account pursuant to the terms and subject to the conditions of the Exchange Offer. We also request that you confirm that we may on your behalf make the representations contained in the Letter of Transmittal that are to be made with respect to you as beneficial owner.

         Your instructions to us should be forwarded as promptly as possible in order to permit us to tender Old Notes on your behalf in accordance with the provisions of the Exchange Offer. THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON ______________, 2001. Old Notes tendered pursuant to the Exchange Offer may be withdrawn, subject to the procedures described in the Prospectus, at any time prior to the Expiration Date.

         If you wish to have us tender any or all of your Old Notes held by us for your account or benefit, please so instruct us by completing, executing and returning to us the attached instruction form. The accompanying Letter of Transmittal is furnished to you for informational purposes only and may not be used by you to tender Old Notes held by us and registered in our name for your account or benefit.

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
NUMBER ON SUBSTITUTE FORM W-9

         GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER FOR THE PAYEE (YOU) TO GIVE THE PAYER.-Social security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer. All "Section" references are to the Internal Revenue Code of 1986, as amended. "IRS" is the Internal Revenue Service.

For this type of account:      Give the NAME and         For this type of account:        Give the NAME and
                               SOCIAL SECURITY number                                     EMPLOYER IDENTIFICATION
                               of -                                                       number of -

1.       Individual            The individual            6.       Sole proprietorship     The owner(3)

2.       Two or more           The actual owner of the   7.       A valid trust,          The legal entity(4)
individuals (joint account)    account or, if combined   estate, or pension trust
                               funds, the first
                               individual on the         8.       Corporate               The corporation
                               account (1)                                                The organization
3.       Custodian account     The minor(2)              9.       Association, club,
of a minor (Uniform Gift to                              religious, charitable,
Minors Act)                                              educational, or other
                                                         tax-exempt organization
4.  a.   The usual recovable   The grantor-trustee(1)    10.      Partnership             The partnership
savings trust account
(Grantor is also trustee)                                11.      A broker or             The broker or nominee
     b.  So-called trust                                 registered nominee
account that is not a legal    The actual owner(1)
or valid trust under state
law
5.       Sole proprietorship   The owner(3)              12.      Account with the        The public entity
                                                         Department of Agriculture in
                                                         the name of a public entity
                                                         (such as a State or local or
                                                         government, school district,
                                                         or prison) that receives
                                                         agricultural program payments

(1)   List first and circle the name of the person whose number you furnish.
      If only one person on a joint account has a social security number, that person's number must be furnished.
(2)   Circle the minor's name and furnish the minor's social security number.
(3) You must show your individual name, but you may also enter your business or "doing business as" name. You may use either your social security number or your employer identification number (if you have one).
(4) List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the taxpayer identification number of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

Note: If no name is circled when more than one name is listed, the number will be considered to be that of the first name listed.

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
NUMBER ON SUBSTITUTE FORM W-9 - (Continued)


Obtaining a Number
If you don't have a taxpayer identification number, obtain Form SS-5, Application for a Social Security Card, at the local Social Security Administration office, or Form SS-4, Application for Employer Identification Number, by calling 1 (800) TAX-FORM, and apply for a number.

Payees Exempt from Backup Withholding
Payees specifically exempted from withholding include:
   . An organization exempt from tax under Section 501 (a), an individual retirement account (IRA), or a custodial account under Section 403 (b)(7), if the account satisfies the requirements of Section 401(f) (2).
   . The United Sates or a state thereof, the District of Columbia, a possession of the United States, or a political subdivision or wholly-owned agency or instrumentality of any one or more of the foregoing.
   .  An international organization or any agency or instrumentality thereof.
   . A foreign government or any political subdivision, agency or instrumentality thereof.
Payees that may be exempt from backup withholding include:
   .  A corporation.
   .  A financial institution.
   . A dealer in securities or commodities required to register in the United States, the District of Colombia, or a possession of the United States.
   .  A real estate investment trust.
   .  A common trust fund operated by a bank under Section 584(a).
   . An entity registered at all times during the tax year under the Investment Company Act of 1940.
   . A middleman known in the investment community as a nominee or custodian.
   . A futures commission merchant registered with the Commodity Futures Trading Commission.
   .  A foreign central bank of issue.
   . A trust exempt from tax under Section 664 or described in Section 4947. Payments of dividends and patronage dividends generally exempt from backup withholding include:
   . Payments to nonresident aliens subject to withholding under Section 1441. . Payments to partnerships not engaged in a trade or business in the United
      States and that have at least one nonresident alien partner.
   .  Payments of patronage dividends not paid in money.
   .  Payments made by
      certain foreign organizations.
   .  Section 404(k) payments made by an ESOP.
Payments of interest generally exempt from backup withholding include:
   . Payments of tax-exempt interest (including exempt interest dividends under Section 852).
   . Payments described in Section 6049 (b) (5) to nonresident aliens.
   .  Payments on tax-free covenant bonds under Section 1451.
   .  Payments made by certain foreign organizations.

Certain payments, other than payments of interest, dividends, and patronage dividends, that are exempt from information reporting are also exempt from backup withholding. For details, see Sections 6041, 6041A, 6042, 6044, 6045, 6049, 6050A and 6050N and the regulations thereunder.

EXEMPT PAYEES SHOULD COMPLETE A SUBSTITUTE FORM W-9 TO AVOID POSSIBLE ERRONEOUS BACKUP WITHHOLDING. Furnish your taxpayer identification number, write "Exempt" in Part 11, sign and date the form and return it to the payer.

Privacy Act Notice. - Section 6109 requires you to provide your correct taxpayer identification number to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes and to help verify the accuracy of your return and may also provide this information to the Department of Justice for civil and criminal litigation, and to cities, states, and the District of Columbia to carry out their tax laws. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 31% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

Penalties

(1) Failure to Furnish Taxpayer Identification Number. - If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.
(2) Civil Penalty for False Information with respect to Withholding. - If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty.
(3) Criminal Penalty for Falsifying Information. - Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

                      FOR ADDITIONAL INFORMATION CONTACT
                                   YOUR TAX
                      CONSULTANT OR THE INTERNAL REVENUE
                                    SERVICE